Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of Arctic Oil & Gas Corp. for the quarter ended  August 31, 2008, I, Peter J. Sterling, Chief Executive Officer and Chief Financial Officer of Arctic Oil & Gas Corp. hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report on Form 10-Q for the period ended August 31, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the period ended August 31, 2008, fairly presents, in all material respects, the financial condition and results of operations of Arctic Oil & Gas Corp.

ARCTIC OIL & GAS CORP.

By:	/s/ Peter J. Sterling
Peter J. Sterling President, Principal Executive Officer, Treasurer, Principal Financial Officer, Principal Accounting Officer and a member of the Board of Directors

Dated:    September 21, 2009